Sun Life Insurance & Annuity Company of New York
[Annuity Service Center, 112 Worcester Street, Wellesley Hills, MA 02481 18007527216]

Owner

First name	Middle Initial	Last name

Non-Natural owner (if applicable)

Social Security number/TIN	Date of birth (mm/dd/yyyy)		Male Female
Address 1 (number, street, apartment or suite)
Address 2
Mailing Address (if different)
City	State	Zip
Email	Phone

Co-Owner (if any)

If you’re applying for a Living Benefit with joint life coverage, the co-owner, if any, must be your spouse.
First name	Middle Initial	Last name
Social Security number/TIN	Date of birth (mm/dd/yyyy)		Male Female
Address 1 (number, street, apartment or suite)
City	State	Zip
Relationship to owner	Phone

Annuitant (if different from owner)

If this section is left blank, the owner, if a natural owner, will be named the annuitant, and the co-owner, if any, will be named the co-annuitant.
First name	Middle initial	Last name

Social Security number	Date of birth (mm/dd/yyyy)			Male
Female

Address (number, street, apartment or suite)

City		State	Zip

Co-Annuitant (if different from co-owner)

First name	Middle initial	Last name

Social Security number	Date of birth (mm/dd/yyyy)			Male
Female

Address (number, street, apartment or suite)

City		State	Zip

Please select one:

Nonqualified

a. IRA

Roth IRA

SEP IRA
. Other qualified plan (please specify) ______________________________________________ Trustee ________________________________________________________________________

[Purchase Payment Interest

Indicate the rate at which interest should be credited to your account by choosing one of the options below. If no election is made, the Purchase Payment Interest crediting method will default to [Option A.] Once elected this option may not be changed.

Select One:

Option A — [2%]/Five Year Anniversary Interest Option

Option B — [5%] Interest Option]

Optional benefits can be chosen only at the time of application, are available for an additional cost, and may be subject to age availability.

[Living Benefit:

Sun Income Riser® III
Single

Joint life

Sun Income AdvisorSM

a. Single
b.  Joint life]

[Death Benefit:

Maximum Anniversary Account Value Benefit]

[If a Death Benefit Option is not selected, the Basic Death Benefit will be paid to the beneficiary.]
If you do not select single or joint life coverage, the default will be single

If you name primary beneficiaries, the total must add up to 100%. If you name contingent beneficiaries, the total must add up to 100%.

a. Primary beneficiary
b. Contingent beneficiary

If you selected a Living Benefit with joint life coverage, the sole primary beneficiary must be your spouse. If the owner is a custodian, the sole contingent beneficiary must be your spouse.

First name	Middle initial	Last name
Social Security number	Date of birth (mm/dd/yyyy)		Male
Female
Relationship to owner
%

Primary beneficiary Contingent beneficiary Primary beneficiary Contingent beneficiary

First name	Middle initial	Last name
Social Security number	Date of birth (mm/dd/yyyy)		Male
Female
Relationship to owner
%

First name	Middle initial	Last name
Social Security number	Date of birth (mm/dd/yyyy)		Male
Female
Relationship to owner
%

Primary beneficiary Contingent beneficiary

First name	Middle initial	Last name
Social Security number	Date of birth (mm/dd/yyyy)		Male
Female
Relationship to owner
%

If you have additional beneficiaries, please list them on a separate sheet of paper. Please provide the information above and make sure to date and sign.

This section must Will the proposed contract replace an existing life insurance policy or annuity contract? be completed.

Yes– The Regulation 60 process has been completed.

No, this is not a replacement– A completed Definition of Replacement form must accompany the application.

Please do not include any exchange or transfer information here, as it will not be processed.

Important information about procedures for applying for a contract

[Customer identification notice: To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an application. This means we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

I have read the above customer identification notice. I understand that the identity information being provided by me is required by federal law to be collected in order to verify my identity and I authorize its use for this purpose.]

I acknowledge receipt of the current product prospectus.

I hereby represent that my answers to the questions on this application are correct and true to the best of my knowledge and belief. Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), samesex marriages currently are not recognized for purposes of federal law. Therefore, the favorable incomedeferral options afforded by federal tax law to an oppositesex spouse under Internal Revenue Code sections 72 (s) and 401(a)(9) are currently NOT available to a samesex spouse. Samesex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, samesex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

Sign here

Sign here

Signature of owner
Signed at (city/state)	Date signed (mm/dd/yyyy)
Signature of coowner
Signed at (city/state)	Date signed (mm/dd/yyyy)

This section must Broker/dealer information (please print) be completed.

Broker/dealer name	Broker/dealer account number
Branch office address	Phone
City	State	Zip
Producer Team Name	Team ID

Representative information (please print)

Allocations must be whole numbers and total 100%.

Primary representative name	SSN
%
Representative name	SSN
%
Representative name	SSN
%
Representative name	SSN
%
Representative name	SSN
%
Total 100%

Commission option (please select one):

Option A

Option B

Option C]

Contract replacements

To your knowledge is there, or may there be, a replacement involved in the purchase of this contract?

Yes—Please ensure the Regulation 60 process has been completed. For more information, please refer to the NYRegulation60Paperwork&TransferFormsbooklet on our website at www.sunlifesales.com.

No, this is not a replacement—A completed Definition of Replacement form must accompany the application.

[Antimoney laundering customer identify information

I have reviewed the owner’s identity document presented and recorded the following information from it:

Applicant name	Date of Birth (mm/dd/yyyy)
Address (number. street, apartment or suite)
City	State	Zip
Type of ID document—Individual	ID number	Expiration date (mm/dd/yyyy)
Type of ID document—Corporate or other nonnatural person	(a government issued document showing the existence of the entity,
e.g. a certificate of good standing or equivalent)
Date of incorporation or trust	Issue date of ID document	State of issue

]
[I certify that I have completed all applicable mandatory state annuity training courses prior to soliciting this application. I have also completed the annuity product training provided by Sun Life for this product, and remain duly licensed to sell annuity contracts.]

Sign here Primary representative signature